AMENDMENT TO PARTICIPATION AGREEMENT
AMONG
T. ROWE PRICE EQUITY SERIES, INC.,
T. ROWE PRICE INVESTMENT SERVICES, INC., AND
NATIONAL LIFE INSURANCE COMPANY

WHEREAS, National Life Insurance Company, T. Rowe Price Equity Series, Inc., and T. Rowe Price
Investment Services, Inc. entered into a Participation Agreement effective May 1, 2004 ("Participation
Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written agreement; and

WHEREAS, the parties desire to amend the Partic:ipation Agreement to add the Investor Select and Variable
Universal Life Contracts to the Contract~ fl;1hded by the Separate Account listed in Schedule A; and

WHEREAS, the parties desire to amend the Participation Agreement to add the T. Rowe Price Personal Strategy
Balanced Portfolio to the Designated Portfolios listed in Schedule A.

NOW THEREFORE, the parties do hereby agree:

1. Schedule A is hereby replaced with the attached Schedule A effective September 5,2008.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation
Agreement to be executed in its name and on its behalf by its duly authorized representative.

COMPANY:
NATIONAL LIFE INSURANCE COMPANY

By its authorized officer

By: /s/ Elizabeth H. MacGowan

Name: /s/ Elizabeth H. MacGowan

Title: Vice President Product Development

Date: 9/24/08

FUND:

T. ROWE PRICE Equity Series Inc.

	Name:	David Oestreicher
	Title:	Vice President
Date:		9/17/08

TOWE PRICE INVESTMENT SERVICES, INC.
By its authorized officer
UNDERWRITER:
	Name:	Darrell N. Braman
	Title:	Vice President
	Date:	9/16/08

SCHEDULE A

Name of Separate Account and	Contracts Funded by
Date Established by Board of Directors	Separate Account	Designated Portfolios

National Variable Life Insurance Account	VariTrak Variable	T. Rowe Price Equity
Series, Inc
(established February 1, 1985)	Universal Life	- T. Rowe Price Blue Chip
	Insurance,	Growth Portfolio
	Sentinel Estate	- T. Rowe Price Equity
	Provider Survivorship	Income Portfolio
	Variable Life	- T. Rowe Price Health
	Insurance,	Sciences Portfolio
	Sentinel Benefit	- T. Rowe Price Personal
	Provider Variable	Strategy Balanced
	Universal Life	Portfolio
Insurance
Investor Select, Variable
Universal Life

National Variable Annuity Account II	Sentinel Advantage
(established November 1, 1996)	Variable Annuity